UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 2, 2004

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Nicollet Mall Minneapolis, Minnesota		55403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 304-6073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 2, 2004, Target Corporation announced that it has completed the sale of its Mervyn’s business unit and related credit card receivables for an aggregate consideration of approximately $1.65 billion in cash.  An additional discussion of the transactions is provided in Target Corporation’s news release of September 2, 2004, which is attached as an exhibit to this report.

A copy of the equity purchase agreement is incorporated by reference in this report.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits.

		2.	Equity Purchase Agreement dated as of July 29, 2004 (exhibits and schedules omitted). (Incorporated by reference to Exhibit 2 of Registrant’s current report on Form 8-K filed on July 30, 2004.)

		99.	News release dated September 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: September 2, 2004	/s/ Douglas A. Scovanner
Douglas A. Scovanner
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing

2.	Equity Purchase Agreement dated as of July 29, 2004 (exhibits and schedules omitted).	Incorporated by Reference

99.	News release dated September 2, 2004	Filed Electronically